SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
(Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)-2)
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Media & Entertainment Holdings, Inc.
(Name of Registrant Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
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☐ Fee paid previously by written preliminary materials:
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MEDIA & ENTERTAINMENT HOLDINGS, INC.
230 Park Avenue, Suite 1000
New York, NY 10169

May 15, 2009

To the Stockholders of Media & Entertainment Holdings, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Media & Entertainment Holdings, Inc. (the “Company”) to be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004 on Thursday, June 11, 2009 at 10:00 a.m., New York time.

At the meeting, you will be asked to consider and vote upon the dissolution and liquidation of the Company, as contemplated by its charter and public filings, since the Company has not been able to complete a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media or telecommunications industries (sometimes referred to in this proxy statement as an “initial transaction”) within the time period for it to do so.  The Company also will not be able to continue its existence as a “shell company” (as contemplated by the preliminary proxy statement it filed with the SEC on January 14, 2009), due to its inability to obtain the consent required from the trustee of the IPO trust account.

The Company was incorporated in Delaware on July 8, 2005, as a blank check company formed for the purpose of effecting an initial transaction.  A registration statement for the Company’s initial public offering (“IPO”) was declared effective on March 9, 2007.  On March 14, 2007, the Company completed the IPO, consisting of 10,800,000 units at a price of $8.00 per unit.  Each unit consists of one share of common stock and one redeemable common stock purchase warrant.  Each warrant entitles the holder to purchase one share of common stock at a price of $5.00, exercisable on the later of our completion of a business combination or March 9, 2008.  The warrants expire on March 9, 2011, or earlier upon redemption.  Upon the closing of the IPO, on March 14, 2007, we sold and issued an option, for $100 to the representatives of the underwriters, to purchase up to 540,000 units, at an exercise price of $10.00 per unit.

We received total net proceeds of $81,420,447 from the IPO, taking into account $4,979,533 of underwriting fees and other offering expenses.  Simultaneously with the consummation of the IPO, we privately sold an aggregate of 2,700,000 warrants to Messrs. Granath, Seslowsky, Maggin and Clauser and The Hearst Corporation (together, the “pre-IPO stockholders”) and one of their affiliates, Transmedia Corporation, at a price of $1.00 per warrant, for an aggregate purchase price of $2,700,000, of which $300,000 was used to pay off notes to our officers and the remaining $2,400,000 was deposited in the IPO trust account, which is maintained by Continental Stock Transfer & Trust Company.

On March 23, 2007, we completed the sale of an additional 1,620,000 units that were granted to the underwriters as an over-allotment option at a price of $8.00 per unit.  The IPO, including the exercise of the over-allotment option, generated total gross proceeds of $99,360,000 to us, excluding the proceeds from the offering of the 2,700,000 warrants on a private basis to the existing stockholders.  The aggregate net proceeds of the IPO, the exercise of the over-allotment option, and the sale of warrants on a private basis to our existing stockholders of $96,618,800 were placed in the IPO trust account.  In addition, the underwriters of the IPO agreed to defer payment of a portion of the underwriting discount equal to 2.5% of the gross proceeds, or $2,484,000, and the full amount of their non-accountable expense allowance, or

$864,000.  These deferred amounts were to be held in the IPO trust account and not released until the earlier to occur of (i) the completion of our initial business combination or (ii) our liquidation, in which case such proceeds will be distributed to the public stockholders, together with all other funds held in the IPO trust account.

Our certificate of incorporation requires that we take all actions necessary to liquidate in the event that we do not consummate a business combination within 24 months from the consummation of our initial public offering (March 14, 2009).

The Company is seeking approval from its stockholders to dissolve and liquidate as provided in its charter and public filings.  Accordingly, the plan of liquidation included in the enclosed proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of the Company’s common stock originally issued in its IPO (“public shares”) of the principal and accumulated interest (net of applicable taxes and net of a reserve for possible tax liabilities, as described below) of the IPO trust account as contemplated by its charter and its IPO prospectus, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company).  No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the IPO.

Stockholder approval of the Company's dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the plan of liquidation is designed to comply with relevant provisions of United State federal income tax laws. The affirmative vote of a majority of the Company’s outstanding common stock will be required to approve the dissolution and plan of liquidation.  The Company's board of directors has approved the Company's dissolution, deems it advisable and recommends you approve the dissolution and plan of liquidation. The Company’s pre-IPO stockholders have advised the Company that they support the dissolution and will vote for it. The Company’s board of directors intends to approve the plan of liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

As of March 31, 2009, the Company had approximately $546,000 in cash outside the IPO trust account.  It had total liabilities of approximately $85,000 as of such date.  In addition to satisfying these liabilities and other liabilities incurred since March 31, 2009, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation.  All cash for the payment of these liabilities is expected to be made from the cash outside the IPO trust account.  Any cash remaining after these liabilities have been satisfied would be paid to the holders of public shares.  Although our executive officers have agreed to pay the cost of liquidation and dissolution to the extent the cash outside of the IPO trust account was not sufficient, we do not believe they will be required to make any such payments.

The Company had no liabilities as of March 31, 2009 for federal and state income taxes and Delaware franchise taxes.  However, as discussed on pages 10 and 11 of the enclosed proxy statement, the Company intends to establish a reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities (and distribution of any remaining amount to the holders of public shares after our board has determined there are no further tax liabilities or otherwise determines that any such remaining amount should be distributed).  In accordance with the terms of the trust agreement, amounts owed for income taxes will be deducted from amounts in the trust account prior to distributions to the stockholders in accordance with the plan of liquidation.  Although the Company is not aware of any other liabilities that will not be covered by the indemnification agreements of our executive officers, no assurance can be made that such liabilities will not arise in the future.  If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from the

Company pursuant to the plan of liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

The accompanying proxy statement explains the proposed plan of liquidation and provides specific information concerning the meeting.  Please read all of them carefully.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE DISSOLUTION AND PLAN OF LIQUIDATION.

The board of directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize the Company’s board of directors, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company’s dissolution.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN THEM IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Your prompt submission of a proxy card will be greatly appreciated.

Sincerely,

Herbert A. Granath
Chairman of the Board
and Chief Executive Officer

The proxy statement is first being mailed to stockholders on or about May 18, 2009.

MEDIA & ENTERTAINMENT HOLDINGS, INC.
230 PARK AVENUE, SUITE 1000, NEW YORK, NEW YORK 10169

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2009

To the Stockholders of Media & Entertainment Holdings, Inc.:

The special meeting of Stockholders of Media & Entertainment Holdings, Inc. (the “Company”) will be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004, on Thursday, June 11, 2009, at 10:00 a.m. New York time to:

1.
Consider and vote upon a proposal to approve the dissolution of the Company and the plan of liquidation in the form attached as Annex A,  pursuant to which the Company would liquidate as provided in its charter and public filings.  The plan of liquidation provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of the Company’s common stock originally issued in its IPO of the principal and accumulated interest (net of applicable taxes and net of a reserve for possible tax liabilities, as discussed on pages 10 and 11 of the enclosed proxy statements) of the IPO trust account as contemplated by its charter and its IPO prospectus, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company).  No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the IPO.

2.	Adjourn the meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to adopt the plan of liquidation.

Information regarding the proposals to be acted upon at the meeting is contained in the accompanying proxy statement.

The close of business on Friday, May 15, 2009 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.  Only holders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.  A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s headquarters and at the special meeting.

The accompanying proxy statement sets forth information relating to the Company and describes the terms and conditions of the dissolution and plan of liquidation.  Your vote is important.  Please review all of these materials carefully before completing the enclosed proxy card.  If you are a stockholder of record, you may also cast your vote in person at the special meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy card obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKERAGE OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES WITH YOUR PROXY CARD.

The Company’s board of directors recommends that you vote “FOR” approval of each proposal.

By Order of the Board of Directors,

Bruce Maggin
Executive Vice President,Secretary and
Treasurer

New York, New York
May 15, 2009

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2009

This proxy statement is furnished to the holders of shares of common stock of Media & Entertainment Holdings, Inc. (the “Company”) in connection with the solicitation of proxies by the Company’s board of directors for use at the special meeting of the Company’s stockholders to be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004 on Thursday, June 11, 2009 at 10:00 a.m., New York time and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Meeting.

The cost of preparing, assembling, printing, mailing and distributing the notice of meeting, this proxy statement and proxies is to be borne by the Company.  The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries, who are holders of record of the Company’s common stock, for their reasonable out-of-pocket expenses in forwarding proxy solicitation materials to the beneficial owners of shares of common stock.  In addition to the use of the mail, proxies may be solicited without extra compensation by directors, officers and employees of the Company in person or by telephone, e-mail or other means of electronic communication.  The approximate mailing date of this proxy statement is May 18, 2009.

Unless otherwise specified, all proxies received will be voted in favor of the proposal to adopt the plan of liquidation and in favor of the other proposal.  A stockholder may revoke a proxy at any time before its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.  Attendance at the meeting, without voting in person, will not constitute revocation of a proxy.

The close of business on Friday, May 15, 2009 has been fixed by the board as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.  As of the record date, there were 15,120,000 shares of the Company’s common stock issued and outstanding.  Each share of common stock outstanding on the record date will be entitled to one vote on each matter to come before the meeting.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is required to constitute a quorum for the transaction of business at the meeting.  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE PLAN OF LIQUIDATION.

THE BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE “FOR” ADOPTION OF THE ADJOURNMENT PROPOSAL.

TABLE OF CONTENTS

Annex A                      Plan of Liquidation

- i -

SUMMARY

This summary highlights selected information from this proxy statement.  It does not contain all of the information that is important to you.  To fully understand the proposed dissolution and liquidation and the other matters being presented for your consideration, and for a more complete description of the terms of the proposed dissolution and liquidation, you should read this entire document carefully, including the annex, and the other documents to which we refer you.  Those other documents are listed in the section headed “Where You Can Find More Information” on page 23.  For further information, also see the section headed “Available Information” on page 23.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement.

INFORMATION CONCERNING THE MEETING

Time, Date and Place.  The Company’s special meeting of stockholders will be held on Thursday, June 11, 2009 at 10:00 a.m., New York time at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004.

Purpose of the Meeting.  At the meeting, holders of the Company’s common stock at the close of business on the record date will consider and vote upon the following proposals:

•
Holders of common stock will be asked to approve the Company’s dissolution and plan of liquidation.  The plan of liquidation provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of the Company’s common stock originally issued in its IPO of the principal and accumulated interest (net of applicable taxes and net of a reserve for possible tax liabilities as discussed below) of the IPO trust account as contemplated by its charter and its IPO prospectus, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company) .  No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the IPO.

•
At the meeting, holders of common stock will also vote upon a proposal to adjourn the meeting if there are not enough votes to adopt the plan of liquidation and such other matters as may properly be brought before the meeting.

Record Date For the Meeting; Quorum Requirements.  The close of business on Friday, May 15, 2009 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.  Each share of common stock outstanding on the record date is entitled to one vote at the meeting.  As of the record date, 15,120,000 shares of common stock were outstanding.  The presence, in person or by proxy, of a majority of all outstanding shares of common stock is required to constitute a quorum for the transaction of business at the meeting.

Voting Requirements.

•	The affirmative vote of at least a majority of all of the outstanding shares of common stock is required to adopt the plan of liquidation.

•	The affirmative vote of a majority of the votes cast is required to adjourn the meeting.

•
Proxies submitted that contain abstentions or broker nonvotes will be deemed present at the meeting for determining the presence of a quorum.  Abstentions with respect to any matter are considered as present for determining a quorum and present and entitled to vote with respect to any matter (abstentions as to a matter have the effect of votes against such matter).  Broker nonvotes with respect to any matter are considered as present for determining a quorum but are otherwise not considered in determining whether the requisite vote on that matter has been obtained.

Proxies.  A proxy card is enclosed for your use in voting by mail.  A proxy may be revoked at any time prior to its exercise at the meeting.  Common stock represented by properly executed proxies received at or prior to the meeting, and which have not been revoked, will be voted in accordance with the instructions indicated on the proxy.

The special meeting has been called only to consider approval of the proposed dissolution and plan of liquidation and management authority to adjourn or postpone the meeting if necessary to solicit additional proxies.  Under Delaware law and the Company bylaws, no other business may be transacted at the special meeting.

YOU SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH YOUR PROXY CARD.  SEE “PROPOSAL 1: DISSOLUTION AND LIQUIDATION.”

PROPOSAL 1 -- DISSOLUTION AND LIQUIDATION

You will be asked to vote upon the Company’s dissolution and plan of liquidation, as contemplated by its charter and public filings.  The board has approved the Company’s dissolution.  As required by Delaware law, the Board intends to approve the plan of liquidation immediately following stockholder approval of the dissolution and plan of liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State.  A copy of the plan of liquidation is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

The following describes briefly the material terms of the proposed dissolution and plan of liquidation of the Company.  This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and plan of liquidation, but does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you.  To understand fully the dissolution and plan of liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the plan of liquidation attached as Annex A, in its entirety.

Dissolution and Plan of Liquidation

If the dissolution is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt a plan of liquidation in or substantially in the form of Annex A to this proxy statement by board action in compliance with Delaware law;

•	establish a reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities (and distribution of any remaining amount to the holders of public shares after our board has determined there are no future tax liabilities or otherwise determines that any such remaining amount should be distributed);

•
give the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to the Company’s transfer agent for distribution according to the plan of liquidation;

•
as provided in the plan of liquidation, pay or adequately provide for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s stockholders in accordance with the Company’s charter;

•
if there are insufficient assets to satisfy our known and unknown liabilities, pay all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

•	wind up our remaining business activities;

•	comply with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

•	make any tax and other regulatory filings. ..

Upon dissolution, we will distribute to the holders of shares of the Company’s common stock (other than as to shares that were not issued in the Company’s IPO), in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (including the amount representing the $2,484,000 deferred portion of the underwriters’ fees and the $864,000 deferred representatives’ non-accountable expense allowance, plus any interest), net of taxes payable and net of any reserve for possible tax liabilities described above (any remaining amount of such reserves would be distributed to the holders of public shares after our board has determined there are no further tax liabilities or otherwise determines that any such remaining amount should be distributed).  We expect to pay the costs of liquidation from our working capital from interest on monies held in the trust account.  If such funds are insufficient (which we do not expect to be the case), our executive officers will pay the funds necessary to complete such liquidation. See “PLAN OF DISSOLUTION AND LIQUIDATION.”

The Company is currently negotiating with its creditors regarding the satisfaction of its other liabilities.  It expects to accomplish this, concurrently with such liquidating distribution, with accrual interest on amounts held in the trust account (net of taxes, if any, payable by the Company with respect to such interest) that was received by the Company to fund working capital requirements.  The Company does not anticipate that any creditor will make any claims with respect to amounts held in the trust account.  The Company intends to pursue any applicable federal or state tax refunds arising out the proposed acquisition and its other business activities from inception through dissolution.  To the extent the Company is successful in obtaining such refunds, any funds obtained will be distributed by the Company in accordance with its plan of liquidation.

As a result of the Company’s liquidation, for United States federal income tax purposes, stockholders will generally recognize gain or loss equal to the difference between (i) the amount of cash distributed to them, and (ii) their adjusted tax basis in shares of common stock.  Certain stockholders, including stockholders that are “non-United States holders,” are subject to special rules.  See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES – Consequences To Stockholders.”

You should consult your tax advisor as to the tax effects of the plan of liquidation and the Company’s dissolution in your particular circumstances.

Appraisal Rights

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

Stockholder Liability

Under the Delaware General Corporation Law (“DGCL”), in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amount that such stockholder received from us and from any liquidating trust under the plan of liquidation.  Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

If our stockholders do not vote to approve the Company’s dissolution and plan of liquidation, our board will explore what, if any, alternatives are available for the future of the Company.  The board believes, however, there are no other viable alternative to the Company’s dissolution and liquidation pursuant to the plan of liquidation, and, indeed, the Company’s charter and the IPO prospectus contemplated that the Company has no choice but to liquidate in these circumstances.

PROPOSAL 2 -- ADJOURNMENT

The second matter that you will be asked to vote upon is the adjournment of the meeting, if necessary, to permit the further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to adopt the plan of liquidation.  See “PROPOSAL 2: ADJOURNMENT PROPOSAL”.

CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING

Q:	Why am I receiving these materials?

A:
The Company is providing these proxy materials to give you information to determine how to vote in connection with the special meeting of stockholders that will take place on Thursday, June 11, 2009 at 10:00 a.m. New York time at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004.

Q:	What will be voted on at the meeting?

A:	Stockholders will also vote on a proposal for the Company to liquidate and dissolve.

Q:	Will any other matters be voted on at the meeting?

A:	Yes. The stockholders of the Company will also be asked to vote to adjourn the meeting if there are not enough votes to adopt the plan of liquidation.

Q:	Who can vote?

A:	All stockholders of record as of the close of business on Friday, May 15, 2009.

Q:	What should I do now?

A:
Please vote.  You are invited to attend the meeting.  However, you should mail your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting in case you are unable to attend.  No postage is required if the proxy card is returned in the enclosed postage prepaid envelope and mailed in the United States.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each proxy card that you receive.

Q:	How can I vote shares held in my broker’s name?

A:
If your broker holds your shares in its name (or in what is commonly called “street name”), then you should give your broker instructions on how to vote.  Otherwise your shares will not be voted on any matter presented at the special meeting, including with respect to the adoption of the plan of liquidation.

Q:	Can I change my vote?

A:
You may change your proxy instructions at any time prior to the vote at the meeting.  For shares held directly in your name, you may accomplish this by completing a new proxy or by attending the meeting and voting in person.  Attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you vote in person.  For shares held in “street name,” you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A:
Yes.  In fact whether or not you intend to attend the special meeting, after carefully reading and considering the information in this document, please vote your shares by mail, or, if you hold your shares through a bank or brokerage house, the Internet or telephone, so that your shares may be represented at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE DISSOLUTION AND PLAN OF LIQUIDATION

Q:	Why is the company proposing dissolution and liquidation?

A:
The Company is seeking approval from its stockholders to dissolve and liquidate as provided in its charter and public filings.  Accordingly, the plan of liquidation provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of the Company’s common stock originally issued in its IPO (sometimes referred to as “public shares”) of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by its charter and its IPO prospectus.  No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the IPO.  The board has approved the Company’s dissolution, deems it advisable under such circumstances and recommends you approve the dissolution and plan of liquidation.  The board intends to approve the plan, as required by Delaware law, immediately following stockholder approval of the dissolution and plan of liquidation.

Q:	What vote is required to adopt the proposal?

A:	Approval of the Company’s dissolution and plan of liquidation will require the affirmative vote of holders of a majority of the Company’s outstanding common stock.

Q:	How do the pre-IPO stockholders intend to vote their shares?

A.
The private stockholders, who purchased an aggregate of 2,700,000 shares prior to the IPO, have advised the Company that they support the dissolution and plan of liquidation and will vote for it, together with the adjournment proposal.

Q:	Why should I vote for the proposal?

A:
The plan of liquidation provides for the distribution to holders of the public shares of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company’s charter and its IPO prospectus, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company).  Stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized.  If the dissolution and plan of liquidation are not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.

Q:	How much do I get if the dissolution and plan of liquidation is approved?

A:	If the dissolution and plan of liquidation is approved, we will distribute to the holders of shares of the Company’s common stock (other than as to shares that were not issued in the Company’s

IPO), in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (including the amount representing the $2,484,000 deferred portion of the underwriters’ fees and the $864,000 deferred representatives’ non-accountable expense allowance, plus any interest), net of taxes payable and net of the reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities (any remaining amount of such reserves would be distributed to the holders of public shares after our board has determined there are no further tax liabilities or otherwise determines that any such remaining amount should be distributed), as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company).  We expect to pay the costs of liquidation from our working capital from interest on monies held in the IPO trust account.  If such funds are insufficient (which we do not expect to be the case), our executive officers will pay the funds necessary to complete such liquidation. .  The amount of interest in the IPO trust account (net of applicable taxes) available for distribution to the holders of public shares will be finally determined at the time of such distribution.

Q:	Why did the Company establish a reserve of $1.1 million for possible tax liabilities?

A:
The Company established a reserve for possible tax liabilities because it determined that certain tax authorities could contest a tax position taken by the Company and claim up to $1.1 million in taxes.  Although the Company does not believe that any such claim would be successful, a successful claim made after distribution of the remaining amounts in the trust account could result in liability to the public stockholders for their pro rata share of the amount due.”

Q.	What possible legal consequences might there be if it is determined that the IPO prospectus did not expressly say that amounts could be paid out of the trust fund in order to satisfy tax liabilities?

A.
The Company does not believe the IPO prospectus includes material misrepresentations or omissions relating to the possible use of the trust fund in order to satisfy tax liabilities (for which the Company has established a reserve of $1,100,000, or approximately $0.09 per public share).  However, you might succeed in a claim for damages (i.e., the right to be awarded an amount to compensate for the decrease in value of your shares caused by certain violations of securities laws) under federal or state law if you purchased your shares in the IPO and can prove that your damages are due to material misrepresentations or omissions by the Company in the Form S-1 filed in the IPO and assert your claim within the relevant statue of limitations period (generally within two years of discovery, but not more than five years after occurrence).  Likewise, you might succeed in a claim for rescission (i.e., the right to receive the total amount paid for your securities, plus interest and less any income earned on the securities, in exchange for surrender of the securities) if you can prove that your securities were purchased in the IPO pursuant to a defective prospectus or other representation and assert your claim within the applicable statute of limitations period (generally one year from discovery, but not more than three years after occurrence).  There is no assurance that any claim you bring will be successful.

Q:	What if I don’t want to vote for the dissolution and plan of liquidation?

A:
If you do not want the dissolution and plan of liquidation to be approved, you must abstain, not vote, or vote against them.  You should be aware, however, that if the dissolution and plan of liquidation are not approved, the Company will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.  Whether or not you vote against it, if the dissolution and plan of liquidation is approved, all holders of public shares will be entitled to share ratably in the liquidation of the IPO trust account.

Q:	What happens if dissolution and plan of liquidation isn’t approved?

A:
If the plan of liquidation is not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.  If sufficient votes to approve the dissolution and plan of liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Company’s board may seek to adjourn or postpone the meeting to continue to seek such approval.

Q:	If the dissolution and plan of liquidation is approved, what happens next?

A:
We will file a certificate of dissolution with the Delaware Secretary of State; adopt the plan of liquidation by board action in compliance with Delaware law; conclude our negotiations with creditors and pay or adequately provide for the payment of the Company’s liabilities; distribute the proceeds of the IPO trust account to holders of public shares; and otherwise effectuate the plan of liquidation.

Q:	How are votes counted?

A:
You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” or do not vote, it has the same effect as a vote “AGAINST” adopting the plan of liquidation.  If you provide specific voting instructions, your shares will be voted as you instruct.  If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of the Company’s board.

Q:	What will happen to my warrants in connection with the dissolution and liquidation of the company?

A:
No distributions will be made to warrant holders pursuant to the plan of liquidation.  A holder of our warrants should generally recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).  See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

Q:	Can I still sell my shares?

A:
Yes, you may sell your shares at this time, although, as a result of the announcement of the Company's intention to liquidate, the market for Company’s shares may be limited. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the Company's dissolution by stockholders at the special meeting. Thereafter, we believe that any trades of the Company's shares will be tracked and marked with a due bill by the Depository Trust Company.

PROPOSAL 1: DISSOLUTION AND LIQUIDATION

You will be asked to vote upon the Company’s dissolution and plan of liquidation.  The board has approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting.  As required by Delaware law, the board intends to approve the plan of liquidation immediately following stockholder approval of the dissolution and plan of liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State.  A copy of the plan of liquidation is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

PLAN OF DISSOLUTION AND LIQUIDATION

If the Company’s dissolution is approved, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

1.	filing a certificate of dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

2.	adopting a plan of liquidation in or substantially in the form of Annex A to this proxy statement by board action in compliance with Delaware law;

3.
establish a reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities (and distribution of any remaining amount to the holders of public shares after our board has determined there are no future tax liabilities or otherwise determines that any such remaining amount should be distributed);

4.
giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to the Company’s transfer agent for distribution according to the plan of liquidation;

5.
as provided in the plan of liquidation, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s stockholders in accordance with the Company’s charter;

6.
if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

7.	winding up our remaining business activities;

8.	complying with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

9.	making tax and other regulatory filings.

Upon dissolution, we will distribute to all of the holders of our public shares, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (including the amount representing the $2,484,000 deferred portion of the underwriters’ fees and the $864,000 deferred representatives’ non-accountable expense allowance, plus any interest), net of taxes payable and net of the reserve for possible tax liabilities discussed below.  We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after the certificate of dissolution is filed.  The holders of the Company’s common stock that were not issued in the Company’s IPO, including purchasers in our private placement offering, have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to our IPO; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following our IPO.  We expect to pay the costs of liquidation from our working capital from interest on monies held in the trust account.  If such funds are insufficient, our officers will pay the funds necessary to complete such liquidation.

If we were to distribute all of the net proceeds of our IPO deposited in the trust account, the per-share liquidation price as of March 31, 2009 would be $7.90, or $0.10 less than the per-unit offering price of $8.00.  However, we are establishing a reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities (and distribution of any remaining amount to the holders of public shares after our board has determined there are no further tax liabilities or otherwise determines that any such remaining amount should be distributed).  Additionally, the proceeds deposited in the trust account could become subject to the claims of our creditors, based on fraudulent inducement, breach of fiduciary responsibility or similar claims, which would have higher priority than the claims of the holders of our public shares.  There is no guarantee that all vendors, prospective target businesses or other entities we have engaged which have executed agreements waiving any right, title, interest or claim of any kind in or to monies held in the trust account will be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of any such waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

In addition, there is no guarantee that any vendors, prospective target businesses or other entities we have engaged will not bring claims in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason if such claims, in the aggregate, exceed the amount of accrual interest (net of tax, if any, payable by the Company with respect to such interest) that was received by the Company to fund working capital requirements.  Messrs. Granath, Seslowsky, Clauser and Maggin have each agreed, pursuant to a letter agreement with us and the representatives, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or third parties that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account.  In addition, our board, a majority of which are independent directors, would have a fiduciary obligation to our stockholders to bring a claim against Messers. Granath, Seslowsky, Clauser and Maggin to enforce their liability obligation.  None of these four individuals will be personally liable to pay any of our debts and obligations except as provided above.

The holders of our public shares will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our liquidation.  In no other circumstance will a stockholder have any right or interest of any kind to or in the trust account.

As of March 31, 2009, the Company had approximately $546,000 in cash outside the IPO trust account.  It had total liabilities of approximately $85,000 as of such date.  In addition to satisfying these liabilities and other liabilities incurred since March 31, 2009, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation.  All cash for the payment of these liabilities is expected to be made from the cash outside the IPO trust account.  Any cash remaining after these liabilities have been satisfied would be paid to the holders of public shares.  Although our executive officers have agreed to pay the cost of liquidation and dissolution to the extent the cash outside of the IPO trust account was not sufficient, we do not believe they will be required to make any such payments.

The Company had no liabilities as of March 31, 2009 for federal and state income taxes and Delaware franchise taxes which are not liabilities for services rendered or products sold.  However, the Company intends to establish a reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities (and distribution of any remaining amount to the holders of public shares after our board has determined there are no further tax liabilities or otherwise determines that any such remaining amount should be distributed).  In accordance with the terms of the trust agreement, amounts owed for income taxes will be deducted from amounts in the trust account prior to distributions to the stockholders in accordance with the plan of liquidation.  The Company established a reserve for possible tax liabilities because it determined that certain tax authorities could contest a tax position taken by the Company and claim up to $1.1 million in taxes.  Although the Company does not believe that any such claim would be successful, a successful claim made after distribution of the remaining amounts in the trust account could result in liability to the public stockholders for their pro rata share of the amount due.  Although the Company is not aware of any other liabilities that will not be covered by the indemnification agreements of our executive officers, no assurance can be made that such liabilities will not arise in the future.  If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from the Company pursuant to the plan of liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH
THE COMPANY’S DISSOLUTION AND THE PLAN OF LIQUIDATION

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company’s dissolution and plan of liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

Promptly following the meeting, if our stockholders approve the Company’s dissolution and plan of liquidation, we intend to file a certificate of dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter.  We expect that the Company will make the liquidation distribution of the IPO trust account proceeds, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company), to its stockholders as soon as practicable following the filing of our certificate of dissolution with the State of Delaware after approval of the dissolution by the stockholders.  There are a number of factors that could delay our anticipated timetable, including the following:

1.  delays in the payment, or arrangement for payment or compromise, of remaining Company liabilities or obligations;

2.  lawsuits or other claims asserted against us; and

3.  unanticipated legal, regulatory or administrative requirements.

If our reserves for payments to creditors are inadequate, each stockholder may be liable for a pro rata portion of creditors’ claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up.  If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment of the stockholder’s pro rata portion of creditors’ claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the IPO trust account, resulting in its impairment or in delay in distributing it to the holders of public shares.

As of March 31, 2009, the Company had approximately $546,000 available funds outside the IPO trust account and must make arrangements with vendors and service providers in reliance on such amount and the existing indemnification obligations of our executive officers.  Pursuant to their indemnification obligations, our executive officers have agreed that they will indemnify the Company as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of our public offering not held in the trust account, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account.  The Company’s creditors may seek to satisfy their claims from funds in the IPO trust account if our executive officers do not perform their indemnification obligations. This could reduce a stockholder’s distribution from the IPO trust account, or delay stockholder distributions.  We believe we have identified all of the Company’s liabilities, and do not expect the foregoing to occur.

There may be legal consequences if it is determined that the IPO prospectus did not expressly say that amounts could be paid out of the trust fund in order to satisfy tax liabilities

The Company does not believe the IPO prospectus includes material misrepresentations or omissions relating to the possible use of the trust fund in order to satisfy tax liabilities (for which the Company has established a reserve of $1,100,000, or approximately $0.09 per public share).  However, you might succeed in a claim for damages (i.e., the right to be awarded an amount to compensate for the decrease in value of your shares caused by certain violations of securities laws) under federal or state law if you purchased your shares in the IPO and can prove that your damages are due to material misrepresentations or omissions by the Company in the Form S-1 filed in the IPO and assert your claim within the relevant statue of limitations period (generally within two years of discovery, but not more than five years after occurrence).  Likewise, you might succeed in a claim for rescission (i.e., the right to receive the total amount paid for your securities, plus interest and less any income earned on the securities, in exchange for surrender of the securities) if you can prove that your securities were purchased in the IPO pursuant to a defective prospectus or other representation and assert your claim within the applicable statute of limitations period (generally one year from discovery, but not more than three years after occurrence).  There is no assurance that any claim you bring will be successful.

If they do not perform them, you may have difficulty enforcing the indemnification obligations of the Company’s executive officers.

As stated above, our executive officers have agreed that they will indemnify the Company as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of our public offering not held in the trust account, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account.  We currently believe that our executive officers are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations.  To the extent the indemnification obligations end up being substantially higher than our executive officers currently foresee or expect and/or their financial resources deteriorate in the future, this could also act as a limitation on this indemnification.  Hence, we cannot assure you that our executive officers will be able to satisfy those obligations.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law.  We believe, however, that after dissolution any trades of shares of our common stock held in “street” name will be tracked and marked with a due bill by the Depository Trust Company.

Our board may delay implementation of the plan of liquidation, even if dissolution is approved by our stockholders.

Even if the Company’s dissolution is approved by our stockholders, our board has reserved the right, in its discretion, to delay implementation of the plan of liquidation, if it determines that doing so is in the best interests of the Company and its stockholders.  The board is, however, unaware of any circumstances under which it would do so, unless prohibited from doing so by law, regulation or court order.

If our stockholders do not approve the dissolution and the plan of liquidation, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

The Company charter provides that the trust account proceeds will be distributed to stockholders upon the liquidation and dissolution of the Company and Delaware law requires that the stockholders approve the liquidation and dissolution.  If the Company’s stockholders do not approve the dissolution and the plan of liquidation, the Company will not have the requisite legal authority to distribute the trust account proceeds to stockholders.  In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

DISSOLUTION UNDER DELAWARE LAW

Under its charter, the Company is required to dissolve because it will not be able to complete a qualified initial transaction within the required time period.  Under Delaware law, stockholders need to approve the dissolution and plan of liquidation.  That is why we are holding the special meeting.

Section 275 of the DGCL provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of the holders of a majority of the outstanding stock entitled to vote.  The board has approved the Company’s dissolution.  The board intends to approve the plan of liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.  Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware.  Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business.  The process of winding up includes:

1.  prosecution and defense of any lawsuits;

2.  settling and closing of any business;

3.  disposition and conveyance of any property;

4.  discharge of any liabilities; and

5.  distribution of any remaining assets to the stockholders of the corporation.

PRINCIPAL PROVISIONS OF THE PLAN

Upon dissolution, we will distribute to all of the holders of our public shares, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (including the amount representing the $2,484,000 deferred portion of the underwriters’ fees and the $864,000 deferred representatives’ non-accountable expense allowance, plus any interest), net of taxes and net of the reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities (any remaining amount of such reserves would be distributed to the holders of public shares after our board has determined there are no further tax liabilities or otherwise determines that any such remaining amount should be distributed), as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company).  We expect to pay the costs of liquidation from our working capital from interest on monies held in the trust account.  If such funds are insufficient (which we do not expect to be the case), our executive officers will pay the funds necessary to complete such liquidation.  We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after the certificate of dissolution is filed.  The holders of the Company’s common stock that were not issued in the Company’s IPO, including purchasers in our private placement offering, have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to our IPO; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following our IPO.  We expect to pay the costs of liquidation from our working capital from interest on monies held in the trust account.  If such funds are insufficient, our officers will pay the funds necessary to complete such liquidation.

If we were to distribute all of the net proceeds of our IPO deposited in the trust account, the per-share liquidation price as of March 31, 2009 would be $7.90, or $0.10 less than the per-unit offering price of $8.00.  However, we are establishing a reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities (and distribution of any remaining amount to the holders of public shares after our board has determined there are no further tax liabilities or otherwise determines that any such remaining amount should be distributed).  Additionally, the proceeds deposited in the trust account could become subject to the claims of our creditors, based on fraudulent inducement, breach of fiduciary responsibility or similar claims, which would have higher priority than the claims of the holders of our public shares.  There is no guarantee that all vendors, prospective target businesses or other entities we have engaged which have executed agreements waiving any right, title, interest or claim of any kind in or to monies held in the trust account will be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of any such waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

In addition, there is no guarantee that any vendors, prospective target businesses or other entities we have engaged will not bring claims in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason if such claims, in the aggregate, exceed the amount of accrual interest (net of tax, if any, payable by the Company with respect to such interest) that was received by the Company to fund working capital requirements.  Messrs. Granath, Seslowsky, Clauser and Maggin have each agreed, pursuant to a letter agreement with us and the representatives, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or third parties that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account.  In addition, our board, a majority of which are independent directors, would have a fiduciary obligation to our stockholders to bring a claim against Messers. Granath,

Seslowsky, Clauser and Maggin to enforce their liability obligation.  None of these four individuals will be personally liable to pay any of our debts and obligations except as provided above.

The holders of our public shares will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our liquidation.  In no other circumstance will a stockholder have any right or interest of any kind to or in the trust account.

As of March 31, 2009, the Company had approximately $546,000 in cash outside the IPO trust account.  It had total liabilities of approximately $85,000 as of such date.  In addition to satisfying these liabilities and other liabilities incurred since March 31, 2009, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation.  All cash for the payment of the foregoing is expected to be made from the cash outside the IPO trust account.  Any cash remaining after these liabilities have been satisfied would be paid to the holders of public shares.  Although our executive officers have agreed to pay the cost of liquidation and dissolution to the extent the cash outside of the IPO trust account was not sufficient, we do not believe they will be required to make any such payments.

We will discontinue recording transfers of shares of our common stock on the date of the Company’s dissolution.  Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law.  After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

OUR CONDUCT FOLLOWING APPROVAL OF THE
DISSOLUTION AND ADOPTION OF THE PLAN OF LIQUIDATION

Our directors and officers will not receive any compensation for the duties performed in connection with the Company’ dissolution or plan of liquidation.  Following approval of the Company’ dissolution by our stockholders at the special meeting, our activities will be limited to adopting the plan of liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the plan of liquidation.

We are obligated to indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons.  The board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the plan of liquidation.

Contingency Reserve

We generally are required, in connection with the Company’ dissolution, to provide for payment of our liabilities.  We intend to pay or provide for payment of all our known liabilities promptly after approval of the plan of liquidation, and to set aside a contingency reserve, consisting solely of the indemnification obligations of our executive officers, that we believe will be adequate to satisfy all of our liabilities.  If it is not, either because the liability is not covered by the indemnification obligation of our executive officers or because they default on this obligation, a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the plan of liquidation.  Because of the nature of our limited assets, we do not expect that any distributions will be made to the public stockholders, other than of amounts in the trust account.

Distribution of Tax Reserve

We intend to establish a reserve of $1,100,000 (approximately $0.09 per public share) for possible tax liabilities.  If our board determines there are no further tax liabilities or otherwise determines that any such remaining amount should be distributed, it shall cause the trustee to distribute any remaining amounts of the tax reserve to the holders of public shares.  The Company established a reserve for possible tax liabilities because it determined that certain tax authorities could contest a tax position taken by the Company and claim up to $1.1 million in taxes.  Although the Company does not believe that any such claim would be successful, a successful claim made after distribution of the remaining amounts in the trust account could result in liability to the public stockholders for their pro rata share of the amount due.

Potential Liability of Stockholders

Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amount that such stockholder received from us and from any liquidating trust under the plan of liquidation.  Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates

Stockholders should not forward their stock certificates before receiving instructions to do so.  After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the trust account may be held in trust, without interest and subject to escheat laws.  If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration

Our equity securities trade on the American Stock Exchange.  Each of our units consists of one share of common stock and one warrant and trades on the American Stock Exchange under the symbol “TVH.U.”  On April 2, 2007, the common stock and warrants included in the units began to trade separately.  Those units not separated will continue to trade on the American Stock Exchange under the symbol “TVH.U,” and each of the common stock and warrants trade on the American Stock Exchange under the symbols “TVH” and “TVH.WS,” respectively.  No assurance can be given that such trading will continue.  After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the board may apply to terminate the Company’ registration and reporting requirements under the Securities Exchange Act of 1934, as amended.

Liquidating Trusts

Although the board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders.  Any liquidating trust would be evidenced by a trust agreement between the Company and the person(s) the Board chooses as trustee(s).

Sales of Assets and Collection of Sums Owing

The plan of liquidation gives the board the authority to sell all of our remaining assets, although the Company’ existing assets outside the trust account are immaterial.  Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation.  The plan of liquidation also authorizes the board to proceed to collect all sums due or owing to the Company, including any tax refunds owing to the Company.  Any such funds collected will be distributed in accordance with the plan of liquidation.

Absence of Appraisal Rights

Stockholders are not entitled to appraisal rights in connection with the Company’ dissolution and plan of liquidation.

Regulatory Approvals

We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with the Company’ dissolution or the plan of liquidation.

Treatment of Warrants

There will be no distribution from the trust account with respect to the Company’ warrants.

Payment of Expenses

In the discretion of our Board, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the plan of liquidation.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of certain of the United States federal income tax consequences of the plan of liquidation to holders of our common stock and warrants.  This summary does not purport to cover all aspects of federal income taxation that may be relevant to a stockholder or warrant holder.  This summary does not discuss any aspect of state, local, foreign or other tax laws.  In addition, certain stockholders and warrant holders (including without limitation banks, insurance companies, tax-exempt organizations, financial institutions, broker dealers, stockholders or warrant holders who have acquired shares of our common stock or warrants upon the exercise of an option or otherwise as compensation, stockholders and warrant holders that have elected mark-to-market accounting, stockholders and warrant holders that are subject to the alternative minimum tax, regulated investment companies, real estate investment trusts, stockholders and warrant holders whose functional currency is not the United States dollar, United States expatriates or former long-term residents of the United States, and stockholders or warrant holders that acquire, hold, or dispose of our common stock or warrants as part of a straddle, hedge, wash sale, constructive sale, or conversion transaction or other integrated investment) may be subject to special rules not discussed below.  Additionally, the discussion does not consider the tax treatment of, or the tax consequences to, partnerships (including entities treated as partnerships for United States federal income tax purposes) or pass-through entities or persons who hold our common stock or warrants through such entities.  The tax treatment of a partnership or other pass-through entity and each partner or member thereof will generally depend upon the status and activities of the entity and such partner or member.  Stockholders and warrant holders that are treated as partnerships or other pass-through entities for United States federal income tax purposes and persons who hold our common stock or warrants through such entities should consult their own tax advisors regarding the United States federal income tax considerations applicable to them in connection with the plan of liquidation.  This summary assumes that the shares of our common stock or warrants are held as a “capital asset” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date hereof and which may be subject to differing interpretations or change, possibly with retroactive effect.  We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “United States person” means a person that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined for United States federal income tax purposes) have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person (as defined for United States federal income tax purposes).  As used in this discussion, the term “United States holder” means a beneficial owner of our common stock or warrants that is a United States person and the term “non- United States holder” means a beneficial owner of our common stock or warrants that is not a United States person or a partnership or other entity treated as a partnership for United States federal income tax purposes.

This discussion is only a summary of material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any United States federal tax laws, any state, local or non-United States tax laws, and any applicable tax treaty.

Consequences to the Stockholders

Gain or loss on liquidation.

Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock.  As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s adjusted tax basis in the shares of our common stock.  A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired on different dates or for different prices.  Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to reduce a stockholder’s tax basis with respect to such share of stock.  Gain will be recognized in connection with a liquidation distribution allocated to a share of stock to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share.  Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share.  If a stockholder is required to return any distribution, any payments by the stockholder in satisfaction of any contingent liability of the Company not covered by our contingency reserve generally would result in a loss in the year paid.  Gain or loss recognized by a stockholder in connection with our liquidation generally will be treated as capital gain or loss and will be long-term capital gain or loss if the stockholder’s holding period with respect to the common stock so disposed of exceeds one year.  There is substantial uncertainty, however, as to whether the conversion rights with respect to our common stock, which allowed a stockholder to convert his, her or its shares into cash upon a business combination which the stockholder voted against and which is completed by us, will affect a stockholder’s ability to satisfy the applicable holding period requirements, since such stockholder’s holding period with respect to the common stock may be treated as not beginning until after such conversion rights are no longer in effect.

Long-term capital gain recognized by a non-corporate United States holder generally will be subject to a maximum United States federal income tax rate of 15%.  The deduction of capital losses is subject to certain limitations.

Any gain realized by a non-United States holder upon the liquidation of the Company generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if an income tax treaty applies, such gain is attributable to a United States permanent establishment or fixed base of the non-United States holder) or (2) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

Net gain realized by a non-United States holder described in clause (1) of the preceding paragraph will be subject to tax at generally applicable United States federal income tax rates.  Any gains of a corporate non-United States holder described in clause (1) of the preceding paragraph may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.  Gain realized by an individual non-United States holder described in clause (2) of the preceding paragraph (which may be offset by United States source capital losses) will be subject to a flat 30% tax.

Liquidating Trusts.

Although we anticipate that such a transfer is unlikely, given our limited assets outside of the trust account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for United States federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust.  In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s).  The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject.  A liquidating trust qualifying as a grantor trust is itself not subject to United States federal income tax.  Our former stockholders, as owners of the liquidating trust, would be required to take into account for United States federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they receive any actual distributions from the liquidating trust with which to pay any tax on such tax items.  Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding.

Unless a stockholder complies with certain Form W-9 or other certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he/she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation.  The back-up withholding tax is currently imposed at a rate of 28%.  Back-up withholding generally will not apply to payments made to an exempt recipient such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information.  If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s United States federal income tax liability.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the plan of liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

VOTE REQUIRED AND RECOMMENDATION

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock on the record date.  THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE PLAN OF LIQUIDATION.

PROPOSAL 2: ADJOURNMENT PROPOSAL

The Company is submitting to its stockholders a proposal to authorize the named proxies to vote in favor of the adjournment of the meeting in the event that there are not sufficient votes to approve the plan of liquidation at the time of the meeting.  Even though a quorum may be present at the meeting, it is possible that the Company may not have received sufficient votes to approve the plan of liquidation at the time of the meeting.  In that event, such proposal could not be approved unless the meeting were adjourned in order to permit further solicitation of proxies.

In order to allow the proxies that have been received by the Company at the time of the meeting to be voted for the adjournment proposal, if necessary, the Company has submitted the question of adjournment under such circumstances, and only under such circumstances, to the Company’s stockholders for their consideration.  A majority of shares present at the meeting is required in order to approve the adjournment proposal.

The board recommends that the Company’s stockholders vote their proxies in favor of the adjournment proposal so that their proxies may be used for such purpose should it become necessary.  Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise noted thereon.  If it is necessary to adjourn the meeting, no notice of the time and place of the adjourned meeting is required to be given to the Company’s stockholders other than an announcement of such time and place at the meeting.  The adjournment proposal relates only to an adjournment occurring for purposes of soliciting additional proxies for approval of the dissolution and plan of liquidation in the event that there are insufficient votes to approve such proposal at the meeting.  Any other adjournment (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by proxy.

The board retains full authority to postpone the meeting prior to the meeting being convened without the consent of any of the Company’s stockholders.

VOTE REQUIRED AND RECOMMENDATION

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock.  THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

INFORMATION ABOUT THE COMPANY

The Company was incorporated in Delaware on July 8, 2005, as a blank check company formed for the purpose of effecting an initial transaction.  A registration statement for the IPO was declared effective on March 9, 2007.  On March 14, 2007, the Company completed the IPO, consisting of 10,800,000 units at a price of $8.00 per unit.  Each unit consists of one share of common stock and one redeemable common stock purchase warrant.  Each warrant entitles the holder to purchase one share of common stock at a price of $5.00, exercisable on the later of our completion of a business combination or March 9, 2008.  The warrants expire on March 9, 2011, or earlier upon redemption.  Upon the closing of the IPO, on March 14, 2007, we sold and issued an option, for $100 to the representatives of the underwriters, to purchase up to 540,000 units, at an exercise price of $10.00 per unit.

We received total net proceeds of $81,420,447 from the IPO, taking into account $4,979,533 of underwriting fees and other offering expenses.  Simultaneously with the consummation of the IPO, we privately sold an aggregate of 2,700,000 warrants to Messrs. Granath, Seslowsky, Maggin and Clauser and The Hearst Corporation (together, the “pre-IPO stockholders”) and one of their affiliates, Transmedia Corporation, at a price of $1.00 per warrant, for an aggregate purchase price of $2,700,000, of which $300,000 was used to pay off notes to our officers and the remaining $2,400,000 was deposited in the IPO trust account, which is maintained by Continental Stock Transfer & Trust Company.

On March 23, 2007, we completed the sale of an additional 1,620,000 units that were granted to the underwriters as an over-allotment option at a price of $8.00 per unit.  The IPO, including the exercise of the over-allotment option, generated total gross proceeds of $99,360,000 to us, excluding the proceeds from the offering of the 2,700,000 warrants on a private basis to the existing stockholders.  The aggregate net proceeds of the IPO, the exercise of the over-allotment option, and the sale of warrants on a private basis to our existing stockholders of $96,618,800 were placed in the IPO trust account.  In addition, the underwriters of the IPO agreed to defer payment of a portion of the underwriting discount equal to 2.5% of the gross proceeds, or $2,484,000, and the full amount of their non-accountable expense allowance, or $864,000.  These deferred amounts were to be held in the IPO trust account and not released until the earlier to occur of (i) the completion of our initial business combination or (ii) our liquidation, in which case such proceeds will be distributed to the public stockholders, together with all other funds held in the IPO trust account.

Our certificate of incorporation requires that we take all actions necessary to liquidate in the event that we do not consummate a business combination within 24 months from the consummation of our initial public offering (March 14, 2009).

Since the IPO the Company has pursued numerous potential business combinations and signed two letters of intent with prospective targets. However, the Company was unable to enter into a definitive agreement with respect to these potential business combinations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, by:

•	each person known by us to be the owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  The following table does not reflect record or beneficial ownership of the pre-IPO stockholders’ warrants, as these warrants and options are not exercisable within 60 days of the date hereof.

	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Name of Beneficial Owner
Herbert A. Granath(1)	594,000	3.9%
Harvey M. Seslowsky(1)	594,000	3.9%
Robert C. Clauser, Jr.(1)	594,000	3.9%
Bruce Maggin(1)	594,000	3.9%
Edward T. Reilly(2)	-0-(3)	*
Richard Weden(4)	-0-(3)	*
William A. Roskin(5)	12,000(3)	*
Deutsche Bank AG(6)	596,899	3.9%
The Hearst Corporation(7)	1,286,500	8.5%
Fir Tree, Inc.(8)	1,336,500	8.8%
HBK Investments L.P.(9)	1,510,700	9.9%
Citigroup Financial Products, Inc.(10)	1,302,600	8.5%
Andrew M. Weiss, PH. D.(11)	1,463,575	9.7%

All directors and executive officers as a group (7 individuals)	2,388,000	17.6%
____________________ * Less than 1%.
[1] The business address of each of such individuals is c/o Media & Entertainment Holdings, Inc., 230 Park Avenue, Suite 1000, New York, New York 10169.
[2] The address of Mr. Reilly is 1601 Broadway, New York, New York 10019.
[3] Does not include options to acquire an aggregate of 300,000 shares of our common stock (100,000 for each of Messrs. Reilly, Weden and Roskin) at an exercise price of $8.00 per share, with one third vesting upon the consummation of our initial business combination, and the remaining two thirds vesting on the first and second anniversaries of that date, provided that such individual remains a director of our company at such time.

[4] The address of Mr. Weden is 5600 NE 6th Avenue, Miami, Florida 33137.
[5] The address of Mr. Roskin is 150 East 69th Street, Apt. 20K, New York, New York 10021.
[6] Based on a Schedule 13G/A filed on November 7, 2008 with the SEC on behalf of Deutsche Bank AG.  The address of Deutsch Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.

[7] The address of The Hearst Corporation is 300 West 57th Street, New York, New York 10019.  The control person for The Hearst Corporation is The Hearst Family Trust, its sole shareholder. The Hearst Family Trust, a trust established under the will of William Randolph Hearst, is overseen by a 13-member board of testamentary trustees, five of whom are Hearst family members and eight of whom are current or retired Hearst Corporation executives.

[8] Based on a Schedule 13G/A filed on February 11, 2009 with the SEC jointly on behalf of Fir Tree SPAC Holdings 1, LLC, Fir Tree SPAC Holdings 2, LLC and Fir Tree, Inc.  The Schedule 13G/A indicates that Sapling, LLC, and Fir Tree Capital Opportunity Master Fund, L.P., transferred ownership of their shares of common stock to Fir Tree SPAC Holdings 1, LLC and Fir Tree SPAC Holdings 2, LLC and consequently ceased to be reporting persons.  The address of Fir Tree, Inc. Fir Tree SPAC Holdings 1, LLC and Fir Tree SPAC Holdings 2, LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.

[9] Based on a Schedule 13G/A filed on January 30, 2009 with the SEC on behalf of HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, HBK Master Fund L.P. and HBK New York LLC  The address of HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., and HBK Management LLC is 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75021.  The address of HBK Master Fund L.P. is c/o HBK Services LLC, 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75021.  The address of HBK New York LLC is 350 Park Avenue, 20th Floor, New York, NY 10022.

[10] Based on a Schedule 13G filed on February 5, 2009 with the SEC on behalf of Citigroup Global Markets, Inc., Citigroup Financial Products, Inc., Citigroup Global Markets Holdings, Inc. and Citigroup, Inc.  The address of Citigroup Global Markets, Inc., Citigroup Financial Products, Inc. and Citigroup Global Markets Holdings, Inc. is 388 Greenwich St., New York, NY 10013.  The address of Citigroup, Inc. is 399 Park Avenue, New York, NY 10013.
[11] Based on a Schedule 13G filed March 12, 2009 with the SEC on behalf of Weiss Asset Management LLC, Weiss Capital LLC and Andrew M. Weiss, PH. D.  The address of Weiss Asset Management LLC, Weiss Capital LLC and Dr. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, MA 02116.

WHERE YOU CAN FIND MORE INFORMATION

The Commission allows the Company to “incorporate by reference” information into its proxy statement, which means that the Company can disclose certain important information by referring you to another document that is sent to you with this proxy statement.  The following documents are incorporated by reference in this proxy statement and are deemed to be a part hereof:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008;

(3)	The Company’s Form 8-K filed on July 11, 2008;

(4)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;

(5)	The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

(6)	The Company’s Form 8-K filed on February 19, 2009; and

(7)	The Company’s Form 8-K filed on April 29, 2009.

Any statement contained in a document incorporated by reference is deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement modifies or replaces such statement.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission.  Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission:  500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Three World Financial Center, Suite 400, New York, New York 10281-1022.  For further information concerning the Commission’s public reference rooms, you may call the Commission at 1-800-SEC-0330.  Some of this information may also be accessed on the World Wide Web through the Commission’s Internet address at “http://www.sec.gov.”

OTHER MATTERS

No person is authorized to give any information or to make any representations with respect to the matters described in this proxy statement other than those contained herein.  Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by the Company.  The delivery of this proxy statement shall not under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information in this proxy statement is correct as of any time subsequent to the date hereof.

ALL INFORMATION CONCERNING THE COMPANY CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT HAS BEEN FURNISHED BY THE COMPANY.

May 15, 2009

ANNEX A

PLAN OF LIQUIDATION
OF
MEDIA & ENTERTAINMENT HOLDINGS, INC.
(A Dissolved Delaware Corporation)

This Plan of Liquidation (this “Plan”) of Media & Entertainment Holdings, Inc. (the “Company”) is dated as of ______ ___, 2009.

WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on _____ __, 2009 by the filing of a certificate of dissolution with the Secretary of State of Delaware; and

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”); and

WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than:

1.
fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or to be rendered or goods sold or to be sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs and fees and expenses incurred prior to the time the Company makes the decision to dissolve and liquidate (“Vendor Obligations”);

2.	liabilities for federal and state income taxes (“Tax Liabilities”); and

3.
the Company’s obligations to holders of shares of its common stock issued in its initial public offering (the “Public Stockholders”) to distribute, subject to the reserve for possible tax liabilities referred to in the Company’s proxy statement dated May 15, 2009, the proceeds of the trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company’s amended and restated certificate of incorporation and its IPO prospectus; and

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party; and

WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, the Company’s executive officers have reaffirmed, and by their adoption of this Plan such individuals do hereby reaffirm their obligations to the Company, in connection with its IPO, to indemnify the Company from the claims of vendors or other entities that are owed money by the Company for services rendered or products sold to us in excess of the net proceeds of our public offering not held in the trust account, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account; provided, however, that such indemnification shall not give any rights to any third parties or create any third party beneficiaries other than the public stockholders.  The performance of such indemnification obligations shall fund the Company’s performance of its Vendor Obligations to the extent the Company’s cash on hand is not sufficient to do so.

NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.           Payment of Liabilities and Obligations.  The Company shall, as soon as practicable following the adoption of this Plan by the board of directors (the “Board”) after the filing of a certificate of dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities; provided, however, that the Company may establish a reserve for possible Tax Liabilities and distribute any remaining amount only after the Board has determined there are no further Tax Liabilities or otherwise determines that any such remaining amount should be distributed.

2.           Contingency Reserve; Pro Rata Distribution. The indemnification obligations to the Company referred to in the sixth recital hereof shall be retained as provision for and as a reserve against claims against and obligations of the Company.

3.           Authority of Officers and Directors.  The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock shall constitute the approval of the Company’s stockholders of the Board’s authorization of the payment of any such compensation. The adoption of the Plan by the holders of the Company’s common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (a) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (b) to sell, dispose, convey, transfer and deliver the assets of the Company; (c) to provide any notices to creditors contemplated by the DGCL; (d) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; and (e) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock in complete cancellation or redemption of its stock.

4.           Conversion of Assets Into Cash or Other Distributable Form.  Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, including recovery of any tax refunds owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5.           Recovery of Assets.  In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the public stockholders of the Company in accordance with and subject to the terms of the Company’s amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6.           Professional Fees and Expenses.  It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

7.           Indemnification.  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8.           Liquidating Trust.  The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9.           Liquidating Distributions.  Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding public shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10.           Amendment or Modification of Plan.  If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11.           Cancellation of Stock and Stock Certificates. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12.           Liquidation Under Code Section 331. It is intended that this Plan shall be a plan of complete liquidation of the Company described in Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Section 331 and the regulations promulgated thereunder.

13.           Filing of Tax Forms. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

MEDIA & ENTERTAINMENT HOLDINGS, INC..
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2009

The undersigned hereby appoints Harvey Seslowsky and Robert Clauser, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Media & Entertainment Holdings, Inc. that the undersigned may be entitled to vote at the special meeting of Stockholders of Media & Entertainment Holdings, Inc. to be held to be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004 on Thursday, June 11, 2009 at 10:00 a.m., New York time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE PROPOSED DISSOLUTION AND PLAN OF LIQUIDATION.  FAILURE TO VOTE WITH RESPECT TO THE ADJOURNMENT PROPOSAL WILL HAVE NO EFFECT ON THIS PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.  IF YOU SIGN YOUR PROXY CARD WITH NO FURTHER INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.  EACH OF THE DIRECTORS AND OFFICERS OF MEDIA & ENTERTAINMENT HOLDINGS, INC. WILL RETURN AN UNMARKED PROXY WITH DIRECTIONS TO VOTE THEIR RESPECTIVE SHARES “FOR” ALL OF THE PROPOSALS.

(continued and to be signed on reverse)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 AND 2.

1.	Proposal to approve the dissolution of the Company and the plan of liquidation submitted to stockholders at the special meeting (Proposal 1).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Proposal to the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve the other proposal (Proposal 1).

☐ FOR	☐ AGAINST	☐ ABSTAIN

To change the address on your account, please check the box at the right note below.☐

DATE: ___________________, 2009 PLEASE MARK SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE	___________________________________ Signature ___________________________________ Signature if held jointly

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy.  Any votes received after a matter has been voted upon will not be counted.

This Proxy is Solicited on Behalf of the Board of Directors.